Exhibit 8.2

[DAVIS WRIGHT TREMAINE LLP LETTERHEAD]

October 8, 2008

Ruby Creek Resources Inc.
Suite 400
409 Granville Street
Vancouver, British Columbia, Canada V6T 1T2

Ladies and Gentlemen:

We have acted as special U.S. tax counsel for Ruby Creek Resources Inc., a corporation organized under the laws of British Columbia, Canada (the "Company"), in connection with its change of jurisdiction of incorporation from British Columbia, Canada, to Nevada, U.S.A. (the "Continuation"), as described in the Proxy Statement/Prospectus (the "Proxy Statement/Prospectus") included in the registration statement of the company on Form S-4 (File No. 333-153105), filed with the Securities and Exchange Commission, including each amendment thereof (the "Registration Statement"). Any capitalized term not defined herein shall have the definition given such term in the Registration Statement.

You have requested our opinion regarding the summary of United States federal income tax considerations addressed in the discussion entitled "United States Income Tax Considerations" in the Registration Statement. Based on our review of the Registration Statement and subject to the assumptions, exceptions, limitations and qualifications set forth therein and in this opinion letter, in our opinion the discussion entitled "United States Income Tax Considerations" in the Registration Statement, to the extent it states matters of law or legal conclusions, sets forth the material United States federal income tax consequences of the Continuation. No opinion is expressed as to any matter not addressed herein.

In rendering our opinion expressed above, we have reviewed and relied upon, with your permission and without independent investigation or verification, the facts, information, statements, representations, covenants and agreements contained in originals or copies identified to our satisfaction of the following: (i) the Registration Statement, as amended through the date of this letter, together with all of the exhibits thereto; (ii) the Proxy Statement/Prospectus, as amended through the date of this letter; (iii) the representation letter from the Company addressed to us and dated as of the date of this letter (the "Representation Letter"); and (iv) such other documents and records as we deemed necessary or appropriate as a basis for our opinion.

Ruby Creek Resources Inc.
October 8, 2008

In addition, in rendering our opinion, we have assumed that (i) the Continuation will be consummated in accordance with the terms of the Plan of Conversion; (ii) none of the terms and conditions contained in the Plan of Conversion has been waived or modified or will be waived or modified prior to the Conversion Date; (iii) the statements as to factual matters contained in the Registration Statement and the Proxy Statement are and will remain at all times true, accurate and complete; and (iv) each of the representations, covenants and agreements in the Representation Letter is and will at all times remain true, accurate and complete without regard to any qualification as to knowledge or belief.

We have further assumed the genuineness of all signatures, the authenticity of documents and records submitted to us as originals, the conformity to the originals of all documents and records submitted to us as certified or reproduction copies, the legal capacity of all natural persons executing documents and records, and the completeness and accuracy as of the date of this opinion letter, and continuing through the Conversion Date (as such term is defined in the Plan of Conversion), of the facts, information, statements, representations, covenants and agreements contained in such documents and records.

The foregoing opinion is based on the provisions of the Code, Treasury Regulations promulgated under the Code, published revenue rulings and revenue procedures of the Internal Revenue Service (the "I.R.S."), private letter rulings, existing court decisions, and other authorities available, as of the date of this opinion letter. Future legislative or administrative changes or court decisions, which may or may not be retroactive in application, or any change in facts from those upon which our opinion is based, may significantly modify the opinion set forth in this opinion letter. It should be noted that no ruling has been sought from the I.R.S. with respect to the U.S. federal income tax consequences of the Continuation, and that this opinion letter is not binding on the I.R.S. or, if challenged, on any court.

In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act, we hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the headings "Legal Matters" and "United States Federal Income Tax Considerations" in the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder, nor do we authorize use of this opinion letter by any other person for any other purposes whatsoever without, in each instance, our prior written consent.

Ruby Creek Resources Inc.
October 8, 2008

This opinion letter is delivered as of its date and without any undertaking to advise you of any changes of law or fact that occur after the date of this opinion letter, even though the changes may affect a legal analysis or conclusion in this opinion letter.

Very truly yours,

/s/ Davis Wright Tremaine LLP